Exhibit 5.1

April 18, 2016

Host Hotels & Resorts, Inc.

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

Re:         Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Host Hotels & Resorts, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration by the Company of the following securities (collectively, the “Securities”) consisting of: (i) shares of common stock, par value $.01 per share (the “Common Stock”), of the Company; (ii) shares of preferred stock, par value $.01 per share (the “Preferred Stock”), of the Company; (iii) depositary shares (the “Depositary Shares”) of the Company representing fractional interests of shares of Preferred Stock; (iv) warrants to purchase Common Stock, Preferred Stock or Depositary Shares (collectively, the “Warrants”); and (v) subscription rights to purchase Common Stock, Preferred Stock, Depositary Shares or Warrants (collectively, the “Subscription Rights”), each covered by a Registration Statement on Form S-3 and all amendments thereto (the “Registration Statement”), as filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.        The Registration Statement and the related form of prospectus included therein in the form in which it will be transmitted to the Commission under the 1933 Act;

2.        The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.        The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4.        A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

Host Hotels & Resorts, Inc.

April 18, 2016

5.        Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to the issuance and registration of the Securities (the “Resolutions”), certified as of the date hereof by an officer of the Company;

6.        A certificate executed by an officer of the Company, dated as of the date hereof; and

7.        Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.        Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.        Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.        Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.        All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Host Hotels & Resorts, Inc.

April 18, 2016

5.        Upon the issuance of any shares of Common Stock (including shares of Common Stock which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Stock), the total number of shares of Common Stock issued and outstanding will not exceed the number of shares of Common Stock the Company is then authorized to issue under the Charter.

6.        Upon the issuance of any shares of Preferred Stock (including shares of Preferred Stock which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Stock and shares of Preferred Stock represented by Depositary Shares), the total number of shares of Preferred Stock issued and outstanding and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed the total number of shares of Preferred Stock and the total number of shares of such class or series of Preferred Stock the Company is then authorized to issue under the Charter.

7.        The issuance of, and certain terms of, the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with and not in violation of the Maryland General Corporation Law, the Charter, the Bylaws and the Resolutions and reflected, to the extent applicable, in appropriate governing documents (with such approvals referred to hereinafter as the “Corporate Proceedings”) prior to the issuance thereof.

8.        Articles Supplementary creating and designating the number of shares and terms of any class or series of Preferred Stock to be issued by the Company will be filed with and accepted for record by the SDAT prior to the issuance of such shares of Preferred Stock.

9.        The Warrants will be duly converted or exercised in accordance with their terms.

10.        None of the Securities will be issued, sold or transferred in violation of Article VIII of the Charter or any comparable provision in the Articles Supplementary classifying any class or series of Preferred Stock.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.        The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

Host Hotels & Resorts, Inc.

April 18, 2016

2.        Upon the completion of all Corporate Proceedings relating to Securities that are Common Stock, the Common Stock will be duly authorized for issuance and, when and if issued and delivered against payment therefor and otherwise in accordance with the Charter, the Bylaws, the Resolutions and the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

3.        Upon the completion of all Corporate Proceedings relating to Securities that are Preferred Stock, the Preferred Stock will be duly authorized for issuance and, when and if issued and delivered against payment therefor and otherwise in accordance with the Charter, the Bylaws, the Resolutions and the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

4.        Upon the completion of all Corporate Proceedings relating to Securities that are Depositary Shares, the Depositary Shares will be duly authorized for issuance.

5.        Upon the completion of all Corporate Proceedings relating to Securities that are Warrants, the Warrants will be duly authorized for issuance.

6.        Upon the completion of all Corporate Proceedings relating to Securities that are Subscription Rights, the Subscription Rights will be duly authorized for issuance.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

Host Hotels & Resorts, Inc.

April 18, 2016

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP